Exhibit 10.2

GOVERNANCE AGREEMENT

This Governance Agreement (this “Agreement”), dated as of [            ], 2012, is made by and among MEI Pharma, Inc., a Delaware corporation, (the “Company”), and the Purchaser listed on Exhibit A hereto, together with its permitted transferees (the “Purchaser” )).

RECITALS

A. The Company, the Purchaser and certain other investors named therein have entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”), dated as of November 4, 2012.

B. Following consummation of the transactions contemplated by the Securities Purchase Agreement, the Purchaser will own [    ] shares of the Company’s common stock, par value $0.00000002 per share (the “Common Stock”).

C. The parties wish to provide for certain governance arrangements that are to take effect upon the closings of the transactions contemplated by the Securities Purchase Agreement.

AGREEMENT

In consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser agree as follows:

ARTICLE 1

DEFINITIONS

1.1 “Affiliate” means, with respect to any Person (as defined below), any other Person controlling, controlled by or under direct or indirect common control with such Person (for the purposes of this definition “control,” when used with respect to any specified Person, shall mean the power to direct the management and policies of such person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” shall have meanings correlative to the foregoing).

1.2 “Agreement” has the meaning set forth in the preamble.

1.3 “Beneficially Own” shall have the meaning set forth in Section 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended, and “Beneficial Ownership” has a correlative meaning.

1.4 “Board” means the Board of Directors of the Company.

1.5 “Business Day” means a day Monday through Friday on which banks are generally open for business in New York City.

1.6 “Change in Control” has the meaning set forth in Section 3.2.

1.7 “Charter Amendment” means the amendment to the Company’s certificate of incorporation pursuant to Section 5.8 of the Securities Purchase Agreement.

1.8 “Common Stock” has the meaning set forth in the Recitals.

1.9 “Company” has the meaning set forth in the preamble.

1.10 “DGCL” means the General Corporation Law of the State of Delaware.

1.11 “Director” means a member of the Board.

1.12 “Effective Date” means the date of the closing of the transactions contemplated by the Securities Purchase Agreement.

1.13 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

1.14 “Independent Director” means a Director that meets the requirements for independence under the NASDAQ Listing Rules and who is not a Purchaser Designee.

1.15 “Management Director” has the meaning set forth in Section 2.1.

1.16 “Person” means any person, individual, corporation, limited liability company, partnership, trust or other nongovernmental entity or any governmental agency, court, authority or other body (whether foreign, federal, state, local or otherwise).

1.17 “Purchaser” has the meaning set forth in the preamble.

1.18 “Purchaser Nominee” has the meaning set forth in Section 2.2.

1.19 “SEC” means the United States Securities and Exchange Commission.

1.20 “Securities Purchase Agreement” has the meaning set forth in the Recitals.

1.21 “Significant Investor” has the meaning set forth in Section 2.1.

1.22 “Significant Investor Nominee” has the meaning set forth in Section 2.2.

ARTICLE 2

CORPORATE GOVERNANCE

ARTICLE 2

2.1 Board Composition Following the Effective Date.

(a) On the Effective Date, the size of the Board shall be increased from six members to seven members, and the Board shall consist of the Chief Executive Officer of the Company or, if there is none, the most senior executive officer of the Company (the “Management Director”), five persons serving as Directors prior to the Effective Date, each of whom qualifies as an Independent Director under the NASDAQ Listing Rules, and up to one additional Independent Director who shall have been proposed by the Purchaser or a Significant Investor (as defined below) and, if proposed by the Purchaser, selected by the Nominating Committee in accordance with the procedures set forth in Section 2.3 below.

(b) From and after the Effective Date, and for so long as the Purchaser Beneficially Owns Common Stock constituting not less than 10% of the Common Stock, the Purchaser shall have the right from time to time to propose a candidate for election to the Board as an Independent Director for consideration by the Nominating Committee as set forth in Section 2.3 below. The Purchaser acknowledges that the Company has given such right to each other investor party to the Securities Purchase Agreement who then Beneficially Owns Common Stock constituting not less than 10% of the Common Stock (each, a “Significant Investor”),

2.2 Chairman; Committees. From and after the Effective Date, the Company shall use its best efforts to cause the Board of Directors to elect, to the greatest extent possible, and subject to compliance with applicable laws, rules or regulations, including the NASDAQ Listing Rules, either an Independent Director proposed by the Purchaser in accordance with Section 2.3 then serving on the Board (a “Purchaser Nominee”) or an Independent Director proposed by a Significant Investor (a “Significant Investor Nominee”) then serving on the Board to be Chairman of the Board and to cause the Board to appoint at least one of (A) a Purchaser Nominee or (B) or a Significant Investor Nominee, in each case then serving on the Board, to serve on each standing and special committee of the Board.

2.3 Nomination Process. For so long as the Purchaser is entitled to propose a Purchaser Nominee pursuant to this Agreement, and subject to compliance with applicable laws, rules or regulations, including the NASDAQ Listing Rules, in connection with each annual meeting of the Company’s stockholders following the approval of the Charter Amendment or at such other time as the Purchaser may propose in accordance with Section 2.1(b), the Company shall use its best efforts to cause the Nominating Committee, or the Board if there is no Nominating Committee, to follow the following director nomination procedures:

(a) The Purchaser shall propose for nomination by the Nominating Committee an individual for consideration by the Nominating Committee pursuant to Section 2.1(b);

(b) In connection with the election of directors at the annual meeting of stockholders, the Company shall use its best efforts to cause the Nominating Committee or the Board, as applicable,, after consideration of the experience, stature and character of any Purchaser Nominee proposed pursuant to Section 2.3(a), to nominate the Purchaser Nominee for election to the Board by the stockholders of the Company at the annual meeting of stockholders. In the event that the Purchaser proposes an individual for election to the Board not in connection with the annual meeting of stockholders, the Company shall use its best efforts to cause the Nominating Committee, after consideration of the experience, stature and character of any Purchaser Nominee proposed pursuant to Section 2.3(a) to recommend such person to the Board for election to the Board as an Independent Director and the Board to elect such person.

(c) If the Nominating Committee determines that any Purchaser Nominee does not possess the requisite experience, stature and character for nomination for election to the Board, the Nominating Committee shall promptly notify the Purchaser of such determination and the Purchaser will be entitled to propose an additional individual for consideration in accordance with Section 2.1; provided, that nothing in this Section 2.3(c) shall require the Nominating Committee to nominate for election to the Board any Purchaser Nominee or the Board to elect such person, regardless of whether the Nominating Committee determines that such Purchaser Nominee possesses the requisite experience, stature and character for service on the Board.

2.4 Solicitation and Voting of Shares. The Company shall use its best efforts to solicit from the stockholders of the Company eligible to vote for the election of Directors proxies in favor of the nominees designated in accordance with Section 2.3.

2.5 Charter; Bylaws. The Company shall take or cause to be taken all lawful action necessary to ensure at all times that the Company’s certificate of incorporation, bylaws and any other governance documents are not at any time inconsistent with the provisions of this Agreement.

2.6 Change in Law. In the event any law, rule or regulation comes into force or effect (including by amendment) which conflicts with the terms and conditions of this Agreement, the parties shall negotiate in good faith to revise the Agreement to achieve the parties’ intention set forth herein.

ARTICLE 3

GOVERNING LAW; MISCELLANEOUS

ARTICLE 3

3.1 Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

3.2 Termination. This Agreement shall terminate with respect to all parties at the earliest of (i) such time as the Purchaser and its Affiliates Beneficially Own Common Stock constituting 100% of the Common Stock, (ii) such time as the Purchaser and its Affiliates Beneficially Own Common Stock constituting less than 10% of the Common Stock, or (iii) the effective time of a Change in Control (other than any Change in Control resulting from the transactions contemplated by the Securities Purchase Agreement). “Change in Control” means, with respect to (A) the Company, any transaction or series of related transactions (including mergers, consolidations and other forms of business consolidations) following which continuing stockholders of the Company hold less than 50% of the outstanding voting securities of either the Company, the entity surviving such transaction or any direct or indirect parent entity of such continuing or surviving entity or (B) the sale, lease, license, transfer or other disposal of all or substantially all of the business or assets of the Company (provided, however, that the sale, license or transfer to another party, in the ordinary course of business, of any Company asset (regardless of its value or what portion of the Company’s business or assets it may represent) over which the Purchaser has no contractual rights in shall not be considered a Change in Control transaction).

3.3 Counterparts; Signatures by Facsimile. This Agreement may be executed in two or more counterparts, all of which are considered one and the same agreement and will become effective when counterparts have been signed by each party and delivered to the other parties. This Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile or e-mail transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

3.4 Headings. The headings of this Agreement are for convenience of reference only, are not part of this Agreement and do not affect its interpretation.

3.5 Severability. If any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision will be deemed modified in order to conform with such statute or rule of law. Any provision hereof that may prove invalid or unenforceable under any law will not affect the validity or enforceability of any other provision hereof.

3.6 Entire Agreement; Amendments. This Agreement (including all schedules and exhibits hereto and any letter agreements requested by the Purchaser and executed by the Company with reference to this Agreement) constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement. Any amendment or waiver by a party effected in accordance with this Section 3.6 shall be binding upon such party.

3.7 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed email, telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. The addresses for such communications are:

If to the Company:	MEI Pharma, Inc.
11975 El Camino Real, Suite 101
San Diego, CA 92130
Attn: Secretary
Fax: 858-792-5406

With a copy to:

Morgan, Lewis & Bockius LLP
101 Park Avenue
New York, NY 10178
Attn: Steven A. Navarro, Esq.
Fax: 212-309-6001

If to the Purchaser: To the address set forth immediately below the Purchaser’s name on the signature pages hereto. Each party will provide ten days’ advance written notice to the other parties of any change in its address.

3.8 Successors and Assigns. This Agreement is binding upon and inures to the benefit of the parties and their successors and assigns. The Company will not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser, and the Purchaser may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Company.

3.9 Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto, their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

3.10 Further Assurances. Each party will do and perform, or cause to be done and performed, all such further acts and things, and will execute and deliver all other agreements, certificates, instruments and documents, as another party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

3.11 No Strict Construction. The language used in this Agreement is deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

3.12 Equitable Relief. The Company recognizes that, if it fails to perform or discharge any of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the Purchaser. The Company therefore agrees that the Purchaser is entitled to seek temporary and permanent injunctive relief in any such case. The Purchaser also recognizes that, if it fails to perform or discharge any of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the Company. The Purchaser therefore agrees that the Company is entitled to seek temporary and permanent injunctive relief in any such case.

IN WITNESS WHEREOF, the undersigned Purchaser and the Company have caused this Agreement to be duly executed as of the date first above written.

MEI PHARMA, INC.

By:

Name:

Title:

Signature Page to Governance Agreement

Name of Purchaser:

By:

Name:

Title:

Address: